UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.      )

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☐ Soliciting Material Pursuant to Section 240.14a-12

MERISTAR HOSPITALITY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2

Notice of Annual Meeting

and
Proxy Statement
2004

4501 NORTH FAIRFAX DRIVE, SUITE 500

ARLINGTON, VIRGINIA 22203

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of MeriStar Hospitality Corporation (the “Company”), which will be held at the Hilton Arlington & Towers Hotel, 950 North Stafford Street, Arlington, Virginia 22203 on May 26, 2004, at 10:00 a.m., Eastern Time. All holders of the Company’s outstanding common stock, par value $.01 per share, as of the close of business on March 31, 2004, are entitled to vote at the Annual Meeting.

      Enclosed for your information are copies of the Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2003. We believe that you will find these materials informative.

      We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible in order to make certain that your shares will be represented at the Annual Meeting.

Paul W. Whetsell
Chief Executive Officer and
Chairman of the Board

4501 NORTH FAIRFAX DRIVE, SUITE 500

ARLINGTON, VIRGINIA 22203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 26, 2004

To the Stockholders of MERISTAR HOSPITALITY CORPORATION:

      Notice is hereby given that the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), will be held at the Hilton Arlington & Towers Hotel, 950 North Stafford Street, Arlington, Virginia 22203 on May 26, 2004, at 10:00 a.m., Eastern Time. The Annual Meeting will be held for the following purposes:

1. To elect three members of the Board of Directors to serve three-year terms expiring on the date of the Annual Meeting in 2007, and until their successors are duly elected and qualify;

2. To elect one member of the Board of Directors to serve a two-year term expiring on the date of the Annual Meeting in 2006, and until his successor is duly elected and qualifies;

3. To consider the ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2004; and

4. To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

      The Board of Directors has fixed the close of business on March 31, 2004, as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

      All Stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend in person, it is requested that you promptly complete, sign and return the enclosed proxy card.

By Order of the Board of Directors

Jerome J. Kraisinger
Secretary

April 19, 2004

4501 NORTH FAIRFAX DRIVE, SUITE 500

ARLINGTON, VIRGINIA 22203

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
May 26, 2004

INTRODUCTION

      The Board of Directors (the “Board of Directors”) of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), is soliciting proxies from holders of the Company’s common stock, par value $.01 per share (the “Common Stock”), to be voted at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Hilton Arlington & Towers Hotel, 950 North Stafford Street, Arlington, Virginia 22203 on May 26, 2004, at 10:00 a.m., Eastern Time, and at any postponement or adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 26, 2004.

Solicitation and Revocability of Proxies

      The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting. Any stockholder giving a proxy for the meeting has the power to revoke it at any time prior to its use by (i) granting a subsequently dated, properly executed proxy, (ii) attending the Annual Meeting and voting in person, or (iii) giving notice of revocation in writing to the Secretary of the Company. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, the proxy will be voted in accordance with such specification. If no instructions are specified, such shares of Common Stock will be voted FOR each of the nominees for directors named herein and FOR ratification of the appointment of KPMG LLP as the Company’s independent auditors, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. The presence in person or by proxy of holders of a majority of the shares entitled to vote will constitute a quorum at the Annual Meeting. With respect to the election of directors, directors will be elected by a plurality of the votes cast. Votes may be cast in favor of election or withheld. Votes that are withheld will be excluded entirely from the calculation of votes and will have no effect on the result of the vote. The affirmative vote of a majority of the votes cast in person or by proxy is required for ratification of the appointment of KPMG LLP as the Company’s independent auditors. If a proxy card indicates an abstention on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have no effect on the results of the votes.

Outstanding Shares and Voting Rights

      Only holders of record of outstanding shares of Common Stock at the close of business on March 31, 2004 will be entitled to vote at the Annual Meeting. At the close of business on March 31, 2004, the Company had 73,100,795 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Board of Directors currently consists of eight directors, divided into three classes. At the Annual Meeting, three directors will be elected to serve three-year terms ending on the date of the Company’s 2007 Annual Meeting and until their successors are duly elected and qualify. In addition, one director will be elected to serve a two-year term ending on the date of the Company’s 2006 Annual Meeting and until his successor is duly elected and qualifies. Properly executed proxies will be voted as marked and, if not marked, will be voted in favor of the election of the four individuals named below as members of the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable to serve or will not serve if elected. In the event any nominee becomes unavailable to stand for election, the individuals named as proxies in the accompanying proxy may vote for the election of a substitute nominee designated by the Board of Directors. Certain information concerning the four nominees is set forth below.

      Under the Company’s Charter, the Board of Directors is divided into three classes, with directors elected to staggered three-year terms. Thus, approximately one-third of the directors stand for election each year. A classified board offers important advantages to stockholders and is the method of governance used by a majority of S&P 500 companies. Most notable among these advantages are increased stability, improved long-term planning and enhanced independence. The three-year staggered terms promote stability by ensuring that a majority of the Company’s directors at any given time will have had prior experience and familiarity with the business and affairs of the Company. Directors who have experience with the Company and knowledge about its business are a valuable resource and are better positioned to make the decisions that are best for the Company and its stockholders. Presently, the Company has four Class III directors, and two directors in each of Classes I and II. The Nominating & Governance Committee of the Board of Directors has engaged a director nominee search firm to assist it in identifying a candidate to stand for election at the Company’s 2005 Annual Meeting to serve as a Class I director for a three-year term.

      The Board of Directors unanimously recommends that you vote FOR the election of each of the nominees identified below. Proxies solicited by the Board of Directors will be so voted except where authority has been withheld. Proxies cannot be voted for more people than the number of nominees named below.

Directors Nominated This Year for Terms Expiring in 2007.

Name, Principal
Occupation	Served as Director
and Business Experience	Since	Age	Class

D. ELLEN SHUMAN	2001	49	III
D. Ellen Shuman has been a director of the Company since March 2001, and her current term expires at the Annual Meeting in 2004. Since January 1999, Ms. Shuman has been Vice President and Chief Investment Officer of Carnegie Corporation of New York, a charitable organization. Prior to January 1999, Ms. Shuman served as Director of Investments at Yale University. Ms. Shuman is a member of the Board of Trustees of Bowdoin College, serving on the Audit, Investment and Academic Affairs Committees. Ms. Shuman is also a Board member of The Investment Fund for Foundations (TIFF) and an investment advisor to the Edna McConnell Clark Foundation.

PAUL W. WHETSELL	1998	53	III
Paul W. Whetsell has been Chairman of the Board of Directors and Chief Executive Officer of the Company since August 1998, and his current term expires at the Annual Meeting in 2004. Mr. Whetsell also served as the Chairman of the Board of Directors of Interstate Hotels & Resorts, Inc. (“Interstate”) since August 1998, and served as Interstate’s Chief Executive Officer from August 1998 until October 2003. From 1996 to August 1998, Mr. Whetsell was Chairman of the Board of Directors of CapStar Hotel Company, one of the Company’s predecessors, and from its founding in 1987 until August 1998, he served as President and Chief Executive Officer of CapStar Hotel Company.

Name, Principal
Occupation	Served as Director
and Business Experience	Since	Age	Class

JAMES R. WORMS	1998	58	III
James R. Worms has been a director of the Company since August 1998, and his current term expires at the Annual Meeting in 2004. Mr. Worms has served since August 1995 as a founder and President of Paladin Realty Partners, L.L.C. (formerly, William E. Simon & Sons Realty, L.L.C.), an institutional real estate investment advisory firm, and Managing Director of William E. Simon & Sons, L.L.C., a private investment firm. From March 1987 until founding Paladin Realty Partners, Mr. Worms focused on the real estate and lodging industries while employed in various capacities, culminating with Managing Director, by Salomon Brothers Inc., an international investment banking firm.

Director Nominated This Year for a Term Expiring in 2006.

Name, Principal
Occupation	Served as Director
and Business Experience	Since	Age	Class

H. CABOT LODGE III	1998	48	III
H. Cabot Lodge III has been a director of the Company since August 1998, and his current term expires at the Annual Meeting in 2004. Mr. Lodge has served as an Executive Vice President of iStar Financial, Inc. since March 2000. At iStar Financial, Mr. Lodge maintains primary responsibility for jointly overseeing the company’s corporate loan and tenant lease investment activity. Prior to joining iStar Financial, Mr. Lodge was a founder and principal of ACRE Partners LLC, a privately held firm focused on providing public and private corporations with highly structured, value-added financing for their corporate real estate facilities. ACRE Partners merged with iStar Financial in March, 2000, and Mr. Lodge served as a director until last year. Mr. Lodge, a Class III director, will stand for election as a Class II director to fill the vacancy in Class II created by the resignation of Steven D. Jorns on October 21, 2003.

Directors Whose Terms Do Not Expire at the 2004 Annual Meeting.

      The following directors’ terms do not expire in 2004 and, therefore, these directors are not standing for election at this Annual Meeting:

Name, Principal
Occupation	Served as Director
and Business Experience	Since	Age	Class

BRUCE G. WILES	1998	52	I
Bruce G. Wiles has been a director of the Company since August 1998, and his current term expires at the Annual Meeting in 2005. He has been the President and Chief Operating Officer of the Company since November 2002, having served as Chief Investment Officer from August 1998 until that time. Mr. Wiles was also President of the Company during much of the period from August 1998 until October 2001. From October 2001 until November 2002, Mr. Wiles was also Chief Investment Officer of Interstate. Mr. Wiles was an Executive Vice President of American General Hospitality Corporation, a predecessor of the Company, from April 1996 until August 1998. From 1989 to August 1998, Mr. Wiles served as an Executive Vice President of American General Hospitality, Inc., where he was responsible for acquisition and development activities.

JAMES F. DANNHAUSER	1998	51	I
James F. Dannhauser has been a director of the Company since August 1998, and his current term expires at the Annual Meeting in 2005. Mr. Dannhauser has been the Chief Financial Officer of Six Flags, Inc., a NYSE-listed owner and operator of theme and water parks, since October 1995, and a member of the Board of Directors of Six Flags since December 1992. From 1990 through June 1996, Mr. Dannhauser was a managing director of Lepercq, de Neuflize & Co. Incorporated, an investment banking firm. Mr. Dannhauser is a member of the Board of Directors of Lepercq.

Name, Principal
Occupation	Served as Director
and Business Experience	Since	Age	Class

J. TAYLOR CRANDALL	2002	50	II
J. Taylor Crandall has been a director of the Company since January 2002, and his current term expires at the Annual Meeting in 2006. Mr. Crandall is currently a Managing Partner of Oak Hill Capital Management, Inc. and also serves on the Board of Advisors of Oak Hill Strategic Partners, L.P. Mr. Crandall is also Chief Operating Officer for Keystone, Inc., which he joined in 1986 as Chief Financial Officer. Prior to his affiliation with Keystone, Mr. Crandall was a Vice President with The First National Bank of Boston. Mr. Crandall is also a director of American Skiing Company, Cystic Fibrosis Foundation, IPWireless, Lucile Packard Foundation, U.S. Ski & Snowboard Team Foundation, and Wide Open West. Until October 22, 2003, Mr. Crandall was also a member of Interstate’s Board of Directors.

WILLIAM S. JANES	1998	51	II
William S. Janes has been a director of the Company since August 1998, and his current term expires at the Annual Meeting in 2006. Since 1990, Mr. Janes has served as a Principal, and currently serves as President, of RMB Realty, Inc. which oversees the real estate investments of Keystone, Inc. and related entities. Mr. Janes serves as a director of MAX FW, LLC, Brazos Asset Management, Brazos Fund, The Mendik Company Inc., Carr Real Estate Services and American Skiing Company.

COMMITTEES OF THE BOARD OF DIRECTORS

      During 2003, the Board of Directors of the Company met eight times. During 2003, each director attended all of the meetings of the Board of Directors held while he or she was a director, except Messrs. Crandall, Jorns, Lodge, and Worms, each of whom on different occasions did not attend one meeting.

Director Independence

      Pursuant to the Company’s governance principles, the Board of Directors undertakes an annual review of director independence as defined in the New York Stock Exchange (“NYSE”) Listing Standards, applicable Securities and Exchange Commission (“SEC”) rules, and the Company’s governance principles. As a result of this review, the Board of Directors has determined that all of the directors are independent of the Company and its management (each, an “Independent Director”), with the exception of Messrs. Whetsell and Wiles, both of whom are employed as executives of the Company.

Board of Directors Committees

      The Board of Directors currently has four committees: an Audit Committee, a Compensation Committee, an Investment Committee and a Nominating & Governance Committee.

      The Audit Committee consists of three members. The Board of Directors has determined that at least two of the members of the Audit Committee, Messrs. Dannhauser and Lodge, are “audit committee financial experts” as such term is defined by the Securities and Exchange Commission in Item 401(b) of Regulation S-K. The Audit Committee is responsible for making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company’s internal accounting controls. There is unrestricted access between the Audit Committee and the Company’s independent auditors and internal auditors. During 2003, the Audit Committee met six times, and each of the then-current members attended all of the meetings, except Mr. Lodge, who did not attend one meeting. The current members of the Audit Committee are Messrs. Lodge and Dannhauser and Ms. Shuman. Mr. Dannhauser is chair of this committee. Each of the members of the Audit Committee is an Independent Director. The Audit Committee has adopted a written charter and expects to update and amend the charter prior to the date of the Annual Meeting to take account of recent regulatory developments. The Audit Committee’s current charter was attached as an exhibit to the Company’s proxy statement for its 2003 Annual Meeting and is currently available on the Company’s website at http://www.meristar.com/CharterCommittees/Audit%20Committee%20Charter.pdf. The new charter will also be available at http://www.meristar.com/CharterCommittees/Audit%20Committee%20Charter.pdf, when it is adopted.

      The Compensation Committee consists of three Independent Directors. The Compensation Committee is responsible for the determination of the compensation of the Company’s executive officers and the administration of the Company’s Incentive Plan, Directors Plan, and POPs Plan. During 2003, the Compensation Committee met one time, and all of the members attended the meeting. The current members of the Compensation Committee are Messrs. Worms, Crandall and Janes. Mr. Janes is chair of this committee.

      The Investment Committee consists of three Independent Directors. The Investment Committee is responsible for reviewing and approving all hotel acquisitions under $40 million and reviewing and recommending to the Board of Directors all hotel acquisitions over $40 million and all non-hotel acquisitions. During 2003, the Investment Committee did not meet. The current members of this committee are Messrs. Lodge, Janes and Worms. Mr. Worms is chair of this committee.

      The Nominating & Governance Committee presently consists of two Independent Directors. The primary objective of the Nominating & Governance Committee is to assist the Board of Directors by (a) identifying individuals qualified to become members of the Board of Directors, and recommending the director nominees for the next annual meeting of Stockholders; and developing and recommending to the Board of Directors a set of corporate governance guidelines applicable to the Company. The Nominating & Governance Committee Charter is available in the Investor Relations section of the Company’s website at http://www.meristar.com/CharterCommittees/nominatingCharter.pdf. The Nominating & Governance Committee will consider director nominees recommended by the Company’s Stockholders and is currently developing appropriate policies and procedures Stockholders must follow to recommend director candidates, including any specific qualifications that will be required of a candidate to be recommended by the Committee to the Board of Directors, and differences, if any, in the Committee’s evaluation of such nominees as compared to director nominees not recommended by Stockholders. To date, the Nominating & Governance Committee has identified and evaluated director nominees based on the expected contribution of the nominee to the Company in addressing the specific needs of the Company at that time. Nominees are evaluated based on outstanding achievement in their personal careers, broad experience, diversity, judgment, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to director duties. The Nominating & Governance Committee intends to consider the adoption of specific minimum qualifications and skills that members of the Board of Directors should possess. Historically, the Nominating & Governance Committee has identified nominees based upon suggestions by Company management or members of the Board of Directors; however, the Committee recently engaged a professional search firm, FPL Associates Compensation, to assist it in identifying a candidate to fill the vacancy created by the resignation of Mr. Jorns from the Board of Directors.

      During 2003, matters delegable to the Nominating & Governance Committee were considered by the entire Board of Directors. Accordingly, the Nominating & Governance Committee did not meet in 2003. The current members of this committee are Messrs. Janes and Lodge. Mr. Lodge is chair of this committee.

      The Board of Directors will consider nominations by Stockholders for directors and also welcomes suggestions from Stockholders about individuals it should consider as possible members of the Board of Directors. Until the Company determines the policies and procedures for Stockholders to follow in recommending director nominees, any such suggestion should be sent to the attention of the Secretary of the Company at the address set forth in this proxy statement. The Board of Directors is also developing a process for Stockholders to deliver communications directly to the Board of Directors. In the interim, Stockholders who would like to communicate with the Board may contact the Company’s Secretary at the address set forth in this proxy statement, who will relay such communications to the Board of Directors unless they are outside the scope of Board matters or duplicative of other communications previously forwarded to the Board. The Company does not currently have a formal policy regarding attendance of its directors at annual meetings of its Stockholders. Both of the Company’s executive directors were in attendance at the Company’s 2003 Annual Meeting.

THE NON-EMPLOYEE DIRECTORS’ INCENTIVE PLAN

      The purpose of the Non-Employee Directors’ Incentive Plan (the “Directors Plan”) is to attract experienced and knowledgeable persons to serve as outside directors to the Company.

      There are currently six Independent Directors on the Board of Directors. Independent Directors of the Company are compensated pursuant to the Company’s Directors Plan, which is described below. Independent Directors of the Company will be paid an annual fee of $20,000. In addition, each Independent Director will be paid $1,250 for attendance at each meeting of the Board of Directors, $1,000 for attendance at each meeting of a committee of the Board of Directors of which such director is a member and $500 for each telephonic meeting of the Board of Directors or a committee thereof of which such director is a member. Directors who are employees of the Company will not receive any fees for their service on the Board of Directors or a committee thereof. The Company will reimburse directors for their out-of-pocket expenses in connection with their service on the Board of Directors.

Options

      Pursuant to the Directors Plan, each Independent Director is awarded an option to purchase 7,500 shares of Common Stock upon initial commencement of service as a director, whether by appointment or election. Thereafter, each Independent Director is granted an option (a “Stock Option”) to purchase 5,000 shares of Common Stock on the first business day following each annual meeting of stockholders. The exercise price of option grants will be 100% of the fair market value of the Common Stock on the date of grant, and options will vest in three annual installments commencing one year after the date of grant. The exercise price may be paid in cash, cash equivalents acceptable to the Compensation Committee, Common Stock, or a combination thereof. Options granted under the Directors Plan, once vested, are exercisable for ten years from the date of grant. Upon termination of service as a director, options that have not vested are forfeited and vested options may be exercised until they expire. All options accelerate upon a change in control of the Company.

Common Stock in Lieu of Fees

      Independent Directors may elect to receive all or a portion of their annual retainer in shares of Common Stock rather than cash. Unless an Independent Director elects otherwise, fees paid in shares of Common Stock will be paid at the same time as fees paid in cash.

Share Authorization

      A maximum of 500,000 shares of Common Stock may be issued under the Directors Plan. The share limitation and terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

Amendment and Termination

      The Directors Plan provides that the Board of Directors may amend or terminate the Directors Plan at any time. An amendment will not become effective without stockholder approval if the amendment (i) materially increases the number of shares that may be issued under the Directors Plan or (ii) stockholder approval would be required for compliance with stock exchange rules. No options may be granted under the Directors Plan after December 31, 2008.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      At the Annual Meeting, the stockholders will vote on the ratification of the appointment of KPMG, LLP (“KPMG”) as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2004.

      The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG to serve as the Company’s independent auditors for 2004, subject to the approval of our stockholders. KPMG has been the independent auditors of the Company since August 1998. A representative of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

      The following table presents aggregate fees for professional audit services rendered by KPMG for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2003 and 2002, and fees billed for other services rendered by KPMG during those years. Certain amounts for 2002 have been reclassified to conform to the required 2003 presentation.

	2003		2002

Audit Fees
Annual audit and quarterly reviews	$175,000		$157,500
Annual audit and quarterly reviews of public registrant subsidiaries	57,000		40,000
Audits of subsidiary partnerships related to debt or lease agreement compliance	25,000	$257,000	44,500	$242,000

Audit-Related Fees
Consultation on accounting issues		18,975		7,000
Tax Fees
Tax compliance and consultation		180,100		185,000
All Other Fees
Comfort letters and consents		110,512		90,000

Total Fees		$566,587		$524,000

      The Audit Committee evaluates and considers whether the services rendered by KPMG, except for services rendered in connection with its audit of the Company’s annual consolidated financial statements and review of the quarterly consolidated financial statements, are compatible with maintaining KPMG’s independence pursuant to Independence Standards Board Standard No. 1.

      The Company and its Audit Committee are committed to ensuring the independence of the independent auditors, both in fact and in appearance. In this regard, the Audit Committee has established a pre-approval policy in accordance with the applicable rules of the Securities and Exchange Commission. The pre-approval policy (i) identifies specifically prohibited services by our independent auditor; (ii) requires the annual review and approval of audit services, including the annual audit and quarterly reviews of the Company as well as other audits required contractually; (iii) stipulates certain other audit-related services as “pre-approved,” including procedures performed in connection with issuing comfort letters and activities associated with the research, application and interpretation of accounting standards as well as those related to the Securities and Exchange Commission’s review of the Company’s security filings; and (iv) requires the annual review and approval of certain non-audit services once they exceed specified monetary levels, including acquisition and disposition assistance, income tax preparation, income tax consulting, and REIT compliance testing. Any other non-audit services than those specifically noted require pre-approval of the full Audit Committee, unless otherwise delegated to the chairman or other committee member.

      The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of the independent auditors. Proxies solicited by the Board of Directors will be so voted, unless stockholders specify otherwise in their proxies.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee consists of three directors, each of whom meet the current independence requirements of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter approved by the Board of Directors.

      Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In performing these responsibilities, the Audit Committee necessarily relies on the work and assurances of the Company’s management and the independent accountants.

      In connection with these responsibilities, the Audit Committee reviewed and discussed with management and the independent accountants the December 31, 2003 financial statements of the Company. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence. Based upon the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which has been filed with the Securities and Exchange Commission.

The Audit Committee
James F. Dannhauser, Chairman
H. Cabot Lodge, III
D. Ellen Shuman

THE EXECUTIVE OFFICERS

      The executive officers of the Company as of the date of this Proxy Statement are Messrs. Whetsell, Wiles, Olinger, Keating, Reynolds and Kraisinger. Messrs. Whetsell and Wiles are also members of the Board of Directors. Biographical information for Messrs. Whetsell and Wiles is contained in Proposal No. 1 above.

Name	Age	Title

Donald D. Olinger	45	Executive Vice President, Chief Financial Officer, & Treasurer
Jerome J. Kraisinger	47	Executive Vice President, General Counsel, & Secretary
Brendan J. Keating	40	Senior Vice President, Chief Accounting Officer, & Corporate Controller
William H. Reynolds, Jr.	55	Executive Vice President & Chief Investment Officer

      Mr. Olinger has been our Executive Vice President and Chief Financial Officer since December 2002. During the nine years prior to his joining the Company, Mr. Olinger served in various capacities at Host Marriott Corporation, a major hotel real estate investment trust, culminating in the role of Senior Vice President and Corporate Controller. Previously, he was with the accounting firm, Deloitte & Touche, LLP. Mr. Olinger is a certified public accountant. He is a member of the board of directors of the National Association of Real Estate Companies and chairs the Financial Accounting Standards Committee thereof. Mr. Olinger is a member of the Advisory Board of the McIntire School of Commerce at the University of Virginia. He has also served on the Best Financial Practices Council for the National Association of Real Estate Investment Trusts (NAREIT).

      Mr. Kraisinger has been our Executive Vice President, General Counsel, and Secretary since February 2003. Prior to joining the Company, he was an Assistant General Counsel and an Assistant Secretary of Host Marriott Corporation. Mr. Kraisinger began his career with Host Marriott, then known as Marriott Corporation, in 1986, where he played a significant role in the company’s Law Department. Before joining Host Marriott, Mr. Kraisinger was in private practice with the law firm of Holland & Knight beginning in 1983. Mr. Kraisinger has been admitted to practice in Maryland, Florida, and the District of Columbia. He served as a member of the board of directors of ProRiver, Inc., the owner of a regional restaurant chain, until its acquisition in 2000 by Dave’s of America, Inc.

      Mr. Keating has been our Senior Vice President, Corporate Controller and Chief Accounting Officer since May 2003. Prior to joining the Company, Mr. Keating served in various capacities at LCI International, Inc., until its acquisition by Qwest Communications International (“Qwest”) in June 1998, when Mr. Keating became Assistant Controller — International of Qwest. While at Qwest, Mr. Keating played a significant role in establishing the Netherlands based joint venture between Qwest and KPN Telecom, KPNQwest, N.V., where he was later named Senior Vice President — Finance. Prior to his 8 years of experience in the telecommunications industry, Mr. Keating was with the public accounting firm PricewaterhouseCoopers LLP.

      Mr. Reynolds was promoted to Executive Vice President and named our Chief Investment Officer in March 2004. He had been our Senior Vice President, Development & Acquisitions since joining the Company’s predecessor, CapStar Hotel Company, in 1996. Before joining CapStar, Mr. Reynolds was a principal in and an Executive Vice President of Dallas-based Metro Hotels. Prior to entering the hotel industry, Mr. Reynolds was president of City Associates, a developer of office and condominium properties in Houston, TX., and prior to that served as Vice President Marketing & Development for Portfolio Management, Inc., a housing developer in Connecticut and Texas. Mr. Reynolds started his career as a planning and zoning official in Connecticut. He is a Trustee of Trinity College in Hartford, CT, and serves on the boards of directors of The Writer’s Center in Bethesda, MD., and Ameripark Corp. in Atlanta, and InnRoom Systems in Chicago. He has also served as a Trustee of the American Resort Development Association.

      The Company has adopted a code of ethics to which the Company’s chief executive officer, chief financial officer, chief accounting officer and controller are subject. The Company intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of ethics by posting such information on its website, http://www.meristar.com.

EXECUTIVE COMPENSATION

      The following table sets forth a summary of the aggregate compensation paid by the Company to each of the Named Executive Officers for services rendered in all capacities to the Company for 2003, 2002 and 2001.

		Annual Compensation				Long-Term Compensation Awards

					Other Annual	Restricted		Securities
					Compensation	Stock		Underlying	All Other
Name and Principal Position	Year	Salary		Bonus	(b)	Awards		Options	Compensation

Paul W. Whetsell(a)	2003	$285,000		$200,000	$—	$520,000	(c)	—	—
Chief Executive Officer and	2002	285,000		—	18,350	—		200,000	(d)
Chairman of the Board	2001	285,000		—	621,522	1,250,000		—	(d)

Bruce G. Wiles	2003	400,000		175,000	—	—		—	—
Chief Operating Officer and	2002	304,942		—	3,812	—		100,000	—
Director	2001	300,800		—	249,703	—		—	—

Donald D. Olinger	2003	325,000		175,000	—	83,200	(e)	—	—
Executive Vice President, Chief	2002	25,000	(f)	—	—	375,000	(e)	100,000	—
Financial Officer and Treasurer

Jerome J. Kraisinger	2003	183,750	(f)	95,000	—	51,900	(g)	50,000	—
Executive Vice President, General Counsel, and Secretary

Brendan J. Keating	2003	102,240	(f)	50,000	—	21,750	(h)	25,000	—
Senior Vice President, Chief Accounting Officer and Corporate Controller

(a)	Mr. Whetsell was also an officer of Interstate until March 31, 2004, and he remains on the Board of Directors of Interstate as its Chairman.

(b)	Represents dividends received on unvested restricted stock and distributions on POPs.

(c)	In May 2003, the Compensation Committee approved the grant of 125,000 shares of restricted stock. The market value is equal to the closing price of a share of Common Stock on the New York Stock Exchange on May 1, 2003 of $4.16 multiplied by the number of shares granted on that date.

(d)	In April 2002 and 2001, the Compensation Committee approved the grant of 162,500 POPs and 200,000 POPs, respectively. These grants vest equally over three years from date of grant.

(e)	In May 2003, the Compensation Committee approved the grant of 20,000 shares of restricted stock. The market value is equal to the closing price of a share of Common Stock on the New York Stock Exchange on May 1, 2003 of $4.16 multiplied by the number of shares granted on that date. Per the terms of Mr. Olinger’s employment agreement, he was awarded 50,000 shares of restricted stock upon his commencement of employment. The market value is equal to the closing price of a share of Common Stock on the New York Stock Exchange on December 13, 2003 of $7.50 multiplied by the number of shares granted on that date. All 50,000 of these shares vested during 2003.

(f)	Represents partial year compensation.

(g)	Per the terms of Mr. Kraisinger’s employment agreement, he was awarded 15,000 shares of restricted stock upon his commencement of employment. The market value is equal to the closing price of a share of Common Stock on the New York Stock Exchange on February 17, 2003 of $3.46 multiplied by the number of shares granted on that date.

(h)	Represents an award of 5,000 shares of restricted stock granted to Mr. Keating upon his commencement of employment The market value is equal to the closing price of a share of Common Stock on May 5, 2003 of $4.35 multiplied by the number of shares granted on that date.

Stock Option Grants

      The following table sets forth certain information with respect to the options granted to the Named Executive Officers during 2003.

		% Of Total			Potential Value at Assumed
	Number of	Options Granted			Annual Rates of Stock Price
	Securities	to Employees in			Appreciation For Option Term
	Underlying Options	2003 Fiscal	Exercise or	Expiration
Name	Granted (a)	Year	Base Price	Date	5%	10%

Jerome J. Kraisinger	50,000	19%	$3.46	2/18/2013	$108,799	$275,717
Brendan J. Keating	25,000	10%	$4.35	5/05/2013	$68,392	$173,319
Donald D. Olinger	0	—	—	—	—	—
Paul W. Whetsell	0	—	—	—	—	—
Bruce G. Wiles	0	—	—	—	—	—

(a)	Options granted are exercisable in equal installments on the first, second and third anniversaries of the grant date.

COMPENSATION PLANS

THE INCENTIVE PLAN

      The purpose of the Company’s Incentive Plan, as amended on May 24, 2001, (the “Incentive Plan”) is to: (i) attract and retain employees and other service providers with ability and initiative, (ii) provide incentives to individuals whose efforts contribute to the performance and success of the Company, and (iii) align the interests of these individuals with the interests of the Company and its stockholders through opportunities for increased stock ownership.

Administration

      The Incentive Plan is administered by the Compensation Committee. The Compensation Committee may delegate its authority to administer the Incentive Plan. The Compensation Committee may not, however, delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term “Administrator” means the Compensation Committee or its delegate, as appropriate.

Eligibility

      Each employee of the Company or of an affiliate of the Company or any other person whose efforts contribute to the Company’s performance is eligible to participate in the Incentive Plan (“Participants”). The Administrator may from time to time grant stock options, stock awards, incentive awards or performance shares to Participants. As of December 31, 2003, the class of Participants consisted of approximately 102 individuals.

Options

      Options granted under the Incentive Plan may be incentive stock options (“ISOs”) or nonqualified stock options. An option entitles a Participant to purchase shares of Common Stock from the Company at the option price. The option price may be paid in cash, with shares of Common Stock, or with a combination of cash and Common Stock. The option price will be fixed by the Administrator at the time the option is granted, but the price cannot be less than 100% for existing employees (85% in connection with the hiring of new employees) of the shares’ fair market value on the date of grant; provided, however, no more than 10% of the shares under the Incentive Plan may be granted at less than 100% of fair market value. The exercise price of an ISO may not be less than 100% of the shares’ fair market value on the date of grant (110% of the fair market value in the case of an ISO granted to a 10% stockholder of the Company). Options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator, but the maximum term of an option is ten years in the case of an ISO or five years in the case of an ISO granted to a 10% stockholder.

      ISOs may only be granted to employees; however, no employee may be granted ISOs (under the Incentive Plan or any other plan of the Company) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000. In addition, no Participant may be granted options in any calendar year for more than 750,000 shares of Common Stock.

Stock Awards

      Participants also may be awarded shares of Common Stock pursuant to a stock award. A Participant’s rights in a stock award will be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or the Company’s, a subsidiary’s, or an operating unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. A stock award, no portion of which is immediately vested and nonforfeitable, will be restricted, in whole or in part, for a period of at least three years; provided, however, that the period will be at least one year in the case of a stock award that is subject to objectives based on one or more of the foregoing performance criteria. The maximum number of stock awards that may be granted to an individual in any calendar year cannot exceed 250,000 shares of Common Stock.

Incentive Awards

      Incentive awards also may be granted under the Incentive Plan. An incentive award is an opportunity to earn a bonus, payable in cash, upon attainment of stated performance objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company’s, a subsidiary’s, or an operating unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. The period in which performance will be measured will be at least one year. No Participant may receive an incentive award payment in any calendar year that exceeds the lesser of (i) 100% of the Participant’s base salary (prior to any salary reduction or deferral election) as of the date of grant of the incentive award or (ii) $250,000.

Performance Share Awards

      The Incentive Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of shares of Common Stock, if certain standards are met. The Administrator will prescribe the requirements that must be satisfied before a performance share award is earned. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. The objectives may be stated with reference to the fair market value of the Common Stock or on the Company’s, a subsidiary’s or an operating unit’s return on equity, earnings per share, total earnings, earnings growth, return on capital, funds from operations or return on assets or other acceptable performance criteria. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Stock, or by a combination of the two. No Participant may be granted performance shares for more than 12,500 shares of Common Stock in any calendar year.

Transferability

      Awards granted under the Incentive Plan are generally nontransferable. The Company may, however, grant awards, other than ISOs, which are transferable to certain Permitted Family Members (as defined in the Incentive Plan).

Share Authorization

      At any given time, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Incentive Plan will be the total of (i) 12.5% of the number of shares of Common Stock that were outstanding as of the end of the immediately preceding calendar year (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares subject to awards that were granted under the Incentive Plan through the last day of the immediately preceding calendar year, plus (iii) as of the last day of the immediately preceding calendar year, the number of shares with respect to which previously granted awards have expired. All awards made under the Incentive Plan will be evidenced by written agreements between the Company and the Participant. The share limitation and the terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event. As of March 31, 2004, the closing price of a share of Common Stock on the New York Stock Exchange was $6.95.

Certain Federal Income Tax Consequences

      In general, a Participant will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. When a Participant disposes of shares acquired by exercise of an ISO, the Participant’s gain (the difference between the sale proceeds and the price paid by the Participant for the shares) upon the disposition will be taxed as capital gain provided the Participant does not dispose of the shares within two years after the date of grant nor within one year after the date of exercise, and exercises the option while an employee of the Company or of a subsidiary of the Company or within three months after termination of employment for reasons other than death or disability, or within one year in the case of death or disability. If the first condition is not met, the Participant generally will realize ordinary income in the year of the disqualifying disposition. If the second condition is not met, the Participant generally will recognize ordinary income upon exercise of the ISO.

      In general, a Participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. Special timing rules may apply to a Participant who is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      A Participant will recognize income on account of the settlement of a performance share award or incentive award. A Participant will recognize income equal to any cash that is paid and with respect to performance share awards, which are settled in shares, will recognize the fair market value of Common Stock (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that is received in settlement of the award.

      The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option, the vesting of a restricted share award, payment under an incentive award and the settlement of a performance share award. The amount of the deduction will be equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain disqualifying dispositions of Common Stock acquired upon the exercise of an ISO.

      The transfer of a nonqualified stock option to a Permitted Family Member will have no immediate tax consequences to the Company, the Participant or the Permitted Family Member. Upon the subsequent exercise of the transferred option by the Permitted Family Member, the Participant will realize ordinary income in an amount measured by the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the employer will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the Permitted Family Member may subsequently sell such shares will be treated as capital gain or loss to the Permitted Family Member, long- or short-term depending on the length of time the shares have been held by the Permitted Family Member. If transfers of other awards are permitted, Participants will be directed to consult their own tax advisors.

      Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limitation of $1,000,000 on the amount of compensation payable to each of the Named Executive Officers in the table under “Executive Compensation” that the Company may deduct for federal income tax purposes. The limit does not apply to certain performance-based compensation paid under a plan that meets the requirements of the Code and regulations promulgated thereunder. While the Incentive Plan generally complies with the requirements for performance-based compensation, options granted at less than 100% of fair market value and stock awards granted under the Incentive Plan will not satisfy those requirements.

Termination and Amendment

      No option or stock award may be granted and no performance shares may be awarded under the Incentive Plan after July 11, 2006. The Board of Directors may amend or terminate the Incentive Plan at any time, but an amendment will not become effective without Stockholder approval if the amendment materially (i) increases the number of shares of Common Stock that may be issued under the Incentive Plan (other than an adjustment as described above), (ii) changes the eligibility requirements, or (iii) increases the benefits that may be provided under the Incentive Plan.

THE PROFITS-ONLY OPERATING PARTNERSHIP UNITS (“POPS”) PLAN

      As of March 29, 2000, the Board of Directors approved the MeriStar Hospitality Corporation Profits-Only Operating Partnership Units Plan (the “POPs Plan”). The purpose of the POPs Plan is to (i) attract and retain officers, directors, employees and consultants of the Company and its participating affiliates and (ii) enable such individuals to acquire an equity interest in and participate in the long-term growth and financial success of MeriStar Hospitality Operating Partnership, L.P. (“MHOP”).1 MHOP holds substantially all of the Company’s assets; therefore, a POPs grant provides a direct economic incentive to maximize the value of the Company’s assets.

Profits-Only Operating Partnership Units

      Pursuant to the POPs Plan, officers, directors, employees and consultants of the Company are eligible to receive restricted Profits-Only Operating Partnership Units (“POPs”) of MHOP. A POPs unit resembles a share of restricted stock in that it is an economic interest in the Operating Company and that the holder has no ability to transfer the unit during the restriction period. A POPs unit differs from a share of restricted stock in that POPs are not entitled to the same distribution rights as Common Operating Partnership Units of MHOP, but upon a lapse of the restriction are subject to conversion into shares of the Company’s Common Stock at the discretion of the Company. A holder of POPs normally will be entitled to receive special allocations of gain on specified Operating Company dispositions (including gain on revaluations of partnership property) until such time as the partnership capital account attributable to each unit is equivalent to the value of a regular Operating Partnership unit at the time the POPs were issued; thereafter, the holder will receive allocations of gain and loss on specified dispositions and upon partnership revaluations based on the

[1]	The Company is the sole general partner of MHOP. MHOP’s partnership agreement gives the general partner complete control over the business and affairs of MHOP. The agreement also gives the general partner the right to issue additional partnership interests in MHOP in one or more classes. The Company issues POPs pursuant to this provision of the partnership agreement. These grants supplement the incentives contained in the Company’s Incentive Plan.

holder’s percentage interest in MHOP attributable to the units. A holder of POPs will be entitled to distributions, in the discretion of the Company and subject to the distribution priorities for other classes of partnership interests, equal to the holder’s percentage interest of the proceeds from the sale of partnership property with respect to which allocations are made to such holder. As a result of this structure, POPs have no value when issued. Value is realized by a POPs holder only upon a “book-up” event, and is taxable only upon the holder’s disposition of the POPs. Unlike grants of options or restricted stock, the value of which are subject to the vagaries of the market, the value of a POPs grant is inextricably linked to the value of the Company’s assets. Therefore, a POPs holder has a direct incentive to maximize the value of these assets. In addition, the POPs transferability restrictions detailed below ensure that this incentive is long-term.

Eligibility

      Each officer, director, employee or consultant of the Company or a participating affiliate of the Company is eligible to participate in the POPs Plan (“Participants”). As of March 31, 2004, the class of Participants consisted of approximately 7 individuals.

Administration

      The POPs Plan is administered by the Compensation Committee. The Compensation Committee may delegate to one or more officers or managers of the Company or an affiliate of the Company, or to a committee of such officers or managers, its authority to administer the POPs Plan. As used in this summary, the term “Administrator” means the Compensation Committee or its delegate, as appropriate. The Administrator may from time to time grant restricted POPs to Participants.

Transfer Restrictions and Exchange Rights

      POPs are subject to the transfer restrictions contained in MHOP’s partnership agreement, as well as to additional transfer restrictions imposed by the POPs Plan and the individual agreements pursuant to which POPs are granted. Holders of POPs will be entitled to exchange the POPs held by them for cash or, at the option of the Company, for shares of the Company’s Common Stock, based upon an exchange formula and the satisfaction of other conditions contained in an exchange rights agreement entered into by such holders and the Company. A Participant’s rights in a POPs award will be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve stated, performance-related objectives. Generally, if any conditions remain unfilled with respect to any units awarded to a Participant at the time that Participant’s employment with the Company and its participating affiliates is terminated, those units will be forfeited. The Compensation Committee may, however, provide for complete or partial exceptions to this forfeiture provision. Awards granted under the POPs Plan are generally nontransferable. The Administrator may, however, permit transfers to a Participant’s immediate family and certain other permitted transferees.

Unit Authorization

      At any given time, the maximum number of POPs that may be granted under the POPs Plan is 1,000,000. This limitation and the terms of outstanding awards will be adjusted, as the Administrator deems appropriate, in the event of a dividend or other distribution by MHOP or recapitalization, merger, consolidation, issuance or exchange of POPs or other ownership interests of MHOP or any other similar event.

Termination and Amendment

      The Administrator may amend, alter, suspend, discontinue or terminate the POPs Plan at any time; provided that no such action which would materially adversely affect the rights of any Participant shall be effective without the written consent of the affected Participant.

EMPLOYMENT AGREEMENTS

      The Company entered into employment agreements with Mr. Whetsell as of November 1, 2001 (amended November 20, 2002 and April 22, 2003), Mr. Wiles as of August 3, 1998, Mr. Olinger as of December 2, 2002, and Mr. Kraisinger as of February 17, 2003. Mr. Whetsell’s amended employment agreement has an initial term of three and one-half years, and automatically renews on a year-to-year basis thereafter, unless terminated in accordance with its terms. Mr. Wiles’ agreement provides for an initial term of one year and automatically extends on a day-to-day basis so that there is a rolling one-year term. Mr. Wiles’ agreement originally provided that the term could not extend beyond December 31, 2003, however, it was amended, effective December 31, 2003, to extend this expiration date to December 31, 2004. Mr. Olinger’s and Mr. Kraisinger’s employment agreements have initial terms of three years, and automatically renew on a year-to-year basis thereafter, unless terminated in accordance with their terms. Certain material terms of these employment agreements are set forth below:

Base Salary

      Mr. Whetsell receives a base salary of $285,000 per year from the Company. Prior to severing his employment relationship with Interstate effective March 31, 2004, Mr. Whetsell also received a base salary of $350,000 per year as an employee. Under the terms of the Company’s employment agreement with Mr. Whetsell, he is permitted to terminate the agreement for “good reason”, thus triggering various financial obligations to Mr. Whetsell, unless the Company increases Mr. Whetsell’s total annual compensation by the amount of total annual compensation (including base salary, bonus, restricted stock, POPs, and other similar types of annual compensation) that he was entitled to receive under his employment agreement with Interstate. In 2003, Messrs. Wiles, Olinger and Kraisinger received base salaries of $400,000, $325,000, and $210,000 per year, respectively. The base salaries of Messrs. Whetsell, Wiles, Olinger and Kraisinger are subject to review annually.

Annual Incentive Bonus

      Each current executive with an employment agreement is eligible to receive an annual incentive bonus at the following targeted amounts of base salary:

	Threshold Target	Internal Plan	Target	Maximum Bonus Amount

Paul W. Whetsell	25.0%		165.0%	200.0%
Bruce G. Wiles	25.0%		100.0%	125.0%
Donald D. Olinger	25.0%	60.0%	100.0%	125.0%
Jerome J. Kraisinger	25.0%	50.0%	75.0%	100.0%

      The amount of the annual bonus is based on the achievement of predefined operating or performance goals and other criteria to be established by the Compensation Committee of the Board of Directors.

Restricted Stock/ POPs

      In the case of Mr. Whetsell, at the discretion of the Compensation Committee, he will be granted a minimum of 75,000 and a maximum of 225,000 POPs or shares of restricted Common Stock, awarded on May 1, 2002, 2003 and 2004, vesting over three years. Thereafter, Mr. Whetsell’s grants will be at the Board’s discretion. Mr. Whetsell will also receive an amount, paid quarterly, for each POP or share of restricted Common Stock that has been granted to him equal to the dividend rate that the Company pays to its stockholders for the corresponding quarter. In the case of Mr. Olinger, at the discretion of the Compensation Committee, he will be granted annually a minimum of 15,000 and a maximum of 40,000 shares of restricted Common Stock, vesting over three years. Neither Mr. Wiles, nor Mr. Kraisinger, are entitled to minimum grants of POPs or shares of restricted Common Stock.

Long-Term Incentives

      Each executive is eligible to participate in the Incentive Plan. Awards are made at the discretion of the Compensation Committee.

Certain Severance Benefits

      If at any time during the term of their respective employment agreements or any automatic renewal period, the employment of Messrs. Whetsell, Wiles, Olinger or Wiles is terminated, he shall be entitled to receive the benefits described below.

      Termination by the Company Without Cause or by the Executive for Good Reason. If Mr. Whetsell is terminated without cause or voluntarily terminates for “good reason,” he is entitled to a lump-sum payment equal to the product of (x) the sum of (A) his then annual base salary and (B) the amount of his bonus for the preceding year multiplied by (y) the greater of (A) two and one half (2 1/2) or (B) a fraction, the numerator of which is the number of days remaining in the term of the employment agreement, without further extension, and the denominator of which is 365. In addition, all of his unvested options and restricted stock will immediately vest and become exercisable for a period of one year thereafter, and shares of restricted stock previously granted to him will become free from all contractual restrictions, effective as of the termination date. In addition, the Company will continue in effect certain benefits under the employment agreement, including, but not limited to, health insurance plans or their equivalent for a period equal to the greater of two and one-half (2 1/2) years or the remaining term of the employment agreement, without further extension, or the date on which he obtains health insurance from a substitute employer. All ungranted POPs or shares of restricted Common Stock that were to be granted on May 1, 2002, 2003 or 2004 (assuming 165,000 POPs or shares of restricted Common Stock were to be granted each year) will be immediately granted and vested, all unvested POPs or shares of restricted Common Stock will immediately vest, and all POPs of the Company held by Mr. Whetsell at termination will be converted to Common OP Units of MHOP or the Company’s Common Stock and shall become free from all contractual obligations.

      If Mr. Wiles is terminated without cause or voluntarily terminates with “good reason,” he will be entitled to receive (i) a lump-sum payment equal to one time his annual base salary, (ii) the amount of his bonus for the preceding year, (iii) immediate vesting and exercisability of all unvested stock options and certain restricted stock awards and (iv) the continuance of health insurance benefits under his employment agreement, but only until the earlier of (x) one year from the end of the term of his employment agreement or (y) the date on which he obtains health insurance coverage from a subsequent employer.

      If either Mr. Olinger or Mr. Kraisinger is terminated without cause or voluntarily terminates with “good reason,” he will be entitled to receive (i) a lump-sum payment equal to one time his annual base salary, (ii) the amount of his bonus for the preceding year, (iii) immediate vesting and exercisability of all unvested stock options and (iv) the continuance of health insurance benefits under his employment agreement, but only until the earlier of (x) one year from the end of the term of his employment agreement or (y) the date on which he obtains health insurance coverage from a subsequent employer.

      Termination Due to Death or Disability. Upon termination due to death or disability, each executive or his estate will receive a lump-sum payment equal to the executive’s base salary, plus the pro rata portion of his bonus for the fiscal year in question, in addition to payment for one year of any other compensation due the executive pursuant to his employment contract. Any unvested portion of such executive’s stock options and restricted stock will vest immediately and become exercisable for a period of one year thereafter, and the shares of restricted stock previously granted to the executive will become free from all contractual restrictions. In the case of Mr. Whetsell, all ungranted POPs or shares of restricted Common Stock that were to be granted to him on May 1, 2002, 2003 or 2004 (assuming 165,000 POPs or shares of restricted Common Stock were to be granted each year) will be immediately granted and vested, all unvested POPs or shares of restricted Common Stock will immediately vest, and all POPs of the Company held by Mr. Whetsell at termination will be converted to Common OP Units of MHOP or the Company’s Common Stock and shall become free from all contractual restrictions.

      Voluntary Termination Other than for “Good Reason” or Termination for Cause. Upon voluntary termination by the executive other than for “good reason” or termination for “cause” by the Company, each executive will receive the accrued and unpaid amount of his base salary through the termination date. Any unvested options will terminate immediately, and any vested options held by the executive will expire 90 days after the termination date. In the case of Mr. Whetsell’s voluntary termination, all POPs granted through the date of termination shall immediately vest and convert into Common OP Units of MHOP or the Company’s Common Stock and shall become free from all contractual restrictions.

      Termination Following a Change in Control or Change in Employment Terms. If (1) Mr. Whetsell is terminated without cause within 24 months following a “Change in Control,” (2) if Mr. Whetsell voluntarily terminates with “good reason” within six months following a Change in Control, (3) if Mr. Whetsell’s title or responsibilities change during the two-year period following the Change in Control and Mr. Whetsell within six months following such change terminates the agreement, or (4) if Mr. Whetsell’s employment by Interstate is terminated and the Company does not agree to pay Mr. Whetsell the equivalent of his then-current salary with Interstate, Mr. Whetsell will receive the following benefits: (i) a lump-sum payment equal to the product of (x) the sum of (A) his then annual base salary or (B) the amount of his bonus for the preceding year, or if the term of the employment agreement is terminated in its initial year his target bonus for such year, multiplied by (y) the greater of (A) three and one-half (3 1/2) and (B) a fraction, the numerator of which is the number of days remaining in the term of the employment agreement, without further extension, and the denominator of which is 365; (ii) all unvested stock options and shares of restricted stock held by him will immediately vest and be exercisable for a period of one year thereafter and shares of restricted stock previously granted to him will become free from contractual restrictions; and (iii) the continuance of certain benefits under the employment agreement, including, but not limited to, health insurance plans or their equivalent for a period equal to the greater two and one-half (2 1/2) years or the remaining term of the employment agreement, without further extension, or if he obtains health insurance from a subsequent employer. In the case of either Mr. Wiles or Mr. Olinger, the executive would be entitled to the same type of benefits provided the termination occurred within 18 months of the Change in Control, except his lump-sum payment will be two times the sum of his then-annual base salary plus bonus. In the case of either Mr. Kraisinger, he would be entitled to the same type of benefits provided the termination occurred within 18 months of the Change in Control, except his lump-sum payment will be one and one-half (1 1/2) times the sum of his then-annual base salary plus bonus.

      Change in Control Payments. In the case of each executive, in the event that any accelerated vesting of his rights with respect to stock options, restricted stock or any other payment, benefit or compensation results in the imposition of an excise tax payable by the executive under section 4999 of the Internal Revenue Code, or any successor or other provision with respect to “excess parachute payments” within the meaning of section 280G(b) of the Internal Revenue Code, the Company will make a cash payment to him in the amount of such excise tax (the “Excise Tax Payment”) and shall also make a cash payment to him in an amount equal to the total of federal, state and local income and excise taxes for which he may be liable on account of such Excise Tax Payment.

      No Set-off Requirements. In the case of each executive, in the event of termination of his employment, he will not be required to seek alternative employment and, in the event he does secure other employment, no compensation or other benefits received in respect of such employment shall be set-off or in any other way limit or reduce the obligations of the Company under the employment agreements.

      Non-solicitation. Mr. Whetsell may not, during his employment and for a period of 24 months thereafter, solicit, raid, entice or induce any person who then is, or at any time during the twelve-month period prior to the end of Mr. Whetsell’s agreement, was an employee of the Company or an affiliate of the Company (other than a person whose employment has been terminated) to become employed by any person, firm or corporation.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

      The Company’s executive compensation program provides competitive levels of compensation designed to integrate pay with the Company’s annual and long-term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company’s long-term success; and, aligning the interest of executives with the long-term interests of the Company’s stockholders.

      In the interest of balancing all key stockholder interests, the Compensation Committee believes that the compensation of the executive officers of the Company, along with the compensation of other officers, should comprise a combination of base salary, short-term annual incentive bonus, long-term stock options, stock appreciation rights and restricted stock under the Incentive Plan and POPs under the POPs Plan. While these elements are balanced in total in comparison to other comparable organizations, the Compensation Committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long-term based. The resulting total package has been designed to reward officers for the creation of long-term stockholder value in excess of other comparable organizations.

Base Salary

      In determining the appropriate amount of fixed base pay for officers, the Compensation Committee compared the officers’ base salaries with those paid to other executives in the hospitality industry.

Incentive Bonus

      Employees of the Company are eligible to receive cash bonuses upon fulfillment of predetermined corporate and individual goals. For executive officers the cash bonuses are governed by their employment agreements. Full bonus payouts will be made only if the Company’s performance goals are exceeded. Bonuses will not be available if minimum performance goals are not met.

Restricted Stock and Operating Partnership Units

      Restricted shares may be granted to officers and other key employees of the Company under the MeriStar Incentive Plan. POPs may be granted to such individuals under the POPs Plan as well. The Compensation Committee believes that the grant of restricted shares or POPs focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. Since the value of a restricted share or a restricted POP bears a direct relationship to the Company’s stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of stockholders, and is therefore an important element of the Company’s compensation policy.

Stock Options

      Stock options and stock appreciation rights are granted to officers and other key employees of the Company under the Incentive Plan as incentives to promote long-term growth and to increase stockholder value. As is the case with respect to the grant of restricted stock and POPs, the Compensation Committee believes that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. Since the value of an option bears a direct relationship to the Company’s stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of Stockholders, and is therefore an important element of the Company’s compensation policy. During 2002, Mr. Whetsell received 200,000 options and Messrs. Wiles and Olinger each received 100,000 options under the Incentive Plan. During 2003, Mr. Kraisinger received 50,000 options and Mr. Keating received 25,000 options under the Incentive Plan.

Chief Executive Officer Compensation

      Mr. Whetsell’s base salary as Chairman of the Board and Chief Executive Officer of the Company for 2003 was $285,000. Mr. Whetsell also received a base salary of $350,000 in 2003 as an employee of Interstate. Mr. Whetsell ceased being an employee of Interstate on March 31, 2004. Under the terms of the Company’s employment agreement with Mr. Whetsell, he is permitted to terminate the agreement for “good reason”, thus triggering various financial obligations, unless the Company increases Mr. Whetsell’s total annual compensation by the amount of total annual compensation (including base salary, bonus, restricted stock, POPs, and other similar types of annual compensation) that he was entitled to receive under his employment agreement with Interstate. We believe that Mr. Whetsell’s compensation received from the Company should be comparable to other chief executive officers in the hospitality industry. Mr. Whetsell’s compensation is established by the Compensation Committee.

Tax Deductibility of Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility on the Company’s tax return of compensation over $1 million to any of the officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discriminatory and has been approved by the Company’s stockholders. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted. The Compensation Committee has the authority to award compensation in excess of the $1 million limit, regardless of whether that compensation will be deductible, if the Compensation Committee determines in good faith that the compensation is appropriate to incentivize and compensate the recipient.

The Compensation Committee
William S. Janes, Chairman
James R. Worms
J. Taylor Crandall

PERFORMANCE GRAPH

      The following graph compares the cumulative annual return of the Common Stock, since December 31, 1998, with the cumulative total return of the New York Stock Exchange Market Value Index (“NYSE Market Index”) and the Company’s peer group (the “Peer Group”) index over the same period, assuming an initial investment of $100 on December 31, 1998, with all dividends reinvested. The Peer Group consists of Host Marriott Corporation, Felcor Lodging Trust, Inc., Boykin Lodging Inc., and InnKeepers USA Trust. RFS Hotel Investors, Inc. (“RFS”) was a member of the Peer Group in prior years, but was dropped from the Peer Group because it ceased to exist as a result of its combination with CNL Hospitality Properties, Inc. The Company believes that the Peer Group represents the Company’s principal competitors in the hotel ownership segment of the hospitality industry. In addition, the Peer Group is comprised of publicly traded companies whose market capitalizations and principal lines of business are comparable to those of the Company.

Assumes $100 invested on December 31, 1998.

Assumes dividends reinvested.

CapStar Hotel Company and American General Hospitality Corporation merged on August 3, 1998 to create the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships among Officers and Directors

      Prior to March 31, 2004, Mr. Whetsell was an executive officer, director and stockholder of Interstate, manager of all of the Company’s hotels. On that date, Mr. Whetsell ceased to be an employee of Interstate. He remains the Chairman of the Interstate Board of Directors. Mr. Wiles is a holder of limited partnership interests in MHOP, the operating partnership of the Company. In fiscal 2003, the Company paid an approximate aggregate amount of $23.1 million in management fees to Interstate.

      Prior to October 21, 2003, Steven D. Jorns was a director, Vice-Chairman and a stockholder of the Company. On that date, Mr. Jorns ceased to be an employee and a director of the Company. Mr. Jorns is now the Chief Executive Officer of Interstate.

      Mr. Crandall has direct or indirect ownership interests in various entities, which are partners in MIP Lessee, L.P. MeriStar Investment Partners, L.P., an entity in which the Company, through MHOP, has an ownership interest, is the general partner of MIP Lessee, L.P. The Board of Directors has determined that this relationship is not material for the purpose of determining Mr. Crandall’s independence.

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of Common Stock, as of March 31, 2004, by (i) all persons known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director who is a Stockholder, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group.

	Shares Beneficially Owned

Name & Address of Beneficial Owner	Number	Percentage

Franklin Resources, Inc.(1)	5,760,407	7.9%
Capital Group International Inc.(2)	4,052,160	5.5%
HBK Investments L.P.(3)	4,408,840	6.0%
Donald Smith & Co., Inc.(4)	5,750,000	7.9%
Stichting Pensioenfonds(5)	4,600,700	6.1%
J. Taylor Crandall(6)	247,235	*
William S. Janes(7)	49,978	*
Brendan J. Keating(8)	13,334	*
Jerome J. Kraisinger(9)	31,667	*
H. Cabot Lodge III(10)	34,308	*
Donald D. Olinger(11)	103,334	*
Paul W. Whetsell(12)	1,442,229	1.9%
James R. Worms(10)	47,036	*
Bruce G. Wiles(13)	713,893	*
D. Ellen Shuman(14)	15,833	*
James F. Dannhauser(15)	25,833	*
Executive officers and directors as a group (11 persons)	2,724,680	3.6%

*	Represents less than 1% of the class.

(1)	Beneficial Ownership information is based on Schedule 13G/ A jointly filed by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. (all located at One Franklin Parkway, San Mateo, California 94403), dated February 12, 2004.

(2)	Beneficial Ownership information is based on Schedule 13G/ A filed jointly by Capital Group International, Inc. and Capital Guardian Trust Company (both located at 11100 Santa Monica Blvd., Los Angeles, California 90025), dated February 10, 2004.

(3)	Beneficial Ownership information is based on Schedule 13G filed by HBK Investments L.P., dated July 3, 2003.

(4)	Beneficial Ownership information is based on Schedule 13G filed by Donald Smith & Co., Inc. dated January 2, 2004.

(5)	Beneficial Ownership information is based on Schedule 13G filed by Stichting Pensioenfonds, dated April 1, 2004.

(6)	Includes 53,068 shares held by Cherwell Investors, Inc. (“Cherwell”), 75,260 shares held by Penobscot Partners, L.P. (“Penobscot”), 100,000 shares held by PTJ Merchant Banking Partners, L.P. (“PTJ Merchant”) and 4,067 shares held by Group 31, Inc. Mr. Crandall is the President and sole shareholder of Group 31, Inc. and the President and sole shareholder of PTJ, Inc., which is the sole general partner of PTJ Merchant. PTJ Merchant is the sole general partner of Penobscot. Mr. Crandall is also the President and sole stockholder of Acadia MGP, Inc., which is the managing general partner of Acadia FW Partners, L.P., which is the sole stockholder of Cherwell. Also includes 8,333 shares of Common Stock that have vested under options granted.

(7)	Includes 40,833 shares of Common Stock that have vested under options granted.

(8)	Includes (i) 8,334 shares of Common Stock that have vested under options granted and (ii) 5,000 shares of unvested restricted Common Stock that constitute stock awards.

(9)	Includes (i) 16,667 shares of Common Stock that have vested under option granted and (ii) 15,000 shares of unvested restricted Common Stock that constitute stock awards.

(10)	Includes 34,308 shares of Common Stock that have vested under options granted.

(11)	Includes (i) 33,334 shares of Common Stock that have vested under options granted and (ii) 20,000 shares of unvested restricted Common Stock that constitute stock awards.

(12)	Includes (i) 1,045,409 shares of Common Stock that have vested under options granted and (ii) 125,000 shares of unvested restricted Common Stock that constitute stock awards.

(13)	Includes (i) 548,428 shares of Common Stock that have vested under options granted and (ii) 5,758 operating partnership units.

(14)	Includes 15,833 shares of Common Stock that have vested under options granted.

(15)	Includes 25,833 shares of Common Stock that have vested under options granted.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires directors and executive officers of the Company, and persons who own more than 10% of the issued and outstanding shares of Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (“SEC”). Directors, executive officers and greater than 10% Stockholders are required by SEC regulations to furnish the Company copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of the forms furnished to the Company or representations by reporting persons, the Company believes that all of the filing requirements applicable to its officers, directors and greater than 10% Stockholders were met for the 2003 fiscal year, except with respect to the annual grant of options to the directors under the Directors Plan, Form 4s filed by Messrs. Whetsell, Wiles and Olinger relating to shares surrendered to the Company to cover tax withholding obligations, and Form 4s filed by Messrs. Keating and Kraisinger relating to their option grants, all of which were due to administrative errors on the part of the Company.

MISCELLANEOUS

Proxy Solicitation

      The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, executive officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

Annual Report

      The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2003, is being forwarded to each Stockholder with this Proxy Statement.

Stockholder Nominations and Proposals for Next Annual Meeting

      Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement and form of proxy for the 2005 Annual Meeting must be received by December 17, 2004. In addition, nominations by stockholders of candidates for director and proposals by stockholders other than pursuant to the Rule 14a-8 process must be submitted in accordance with the

Company’s Bylaws. The Company’s Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice (including certain specified information) generally must be delivered to the Secretary of the Company, at its principal executive offices, not later than the close of business on the 60th day and no earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, under the current Bylaws a stockholder nomination or proposal intended to be considered at the 2005 Annual Meeting must be received by the Secretary after the close of business on February 25, 2005, and prior to the close of business on March 27, 2005. The Secretary of the Company will provide a copy of the Company’s Charter and Bylaws upon written request and without charge.

Other Matters

      The Board of Directors does not intend to bring any matter before the Annual Meeting other than as set forth in the Notice of Annual Meeting and as described in this Proxy Statement and other than matters incidental to the conduct of the meeting. However, if any other matter should properly come before the Annual Meeting, the persons named as proxies in the accompanying Proxy intend to vote in accordance with their discretion on any such matter.

Jerome J. Kraisinger
Secretary

April 19, 2004

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY’S FISCAL YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO JEROME J. KRAISINGER, SECRETARY, MERISTAR HOSPITALITY CORPORATION, 4501 NORTH FAIRFAX DRIVE, SUITE 500, ARLINGTON, VA 22203.

PROXY

MERISTAR HOSPITALITY CORPORATION
4501 NORTH FAIRFAX DRIVE, SUITE 500
ARLINGTON, VIRGINIA 22203

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned stockholder of MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), hereby appoints Paul W. Whetsell and Jerome J. Kraisinger, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at the Hilton Arlington & Towers Hotel, 950 North Stafford Street, Arlington, Virginia 22203 on May 26, 2004, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if physically present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

     The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast for each of the nominees for director, for the ratification of the appointment of KPMG, LLP as independent auditors for the Company ending December 31, 2004, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has no reason to believe that any nominee will be unable to serve if re-elected. In the event any nominee is unable to serve or for good cause will not serve, the proxies may vote for the election of a substitute nominee designated by the Board of Directors.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY. YOU MAY USE THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

SEE REVERSE SIDE

     The Board of Directors recommends votes “FOR ALL NOMINEES”, “FOR THE NOMINEE”, and “FOR” the ratification of the appointment of KPMG, LLP as independent auditors for the Company for the fiscal year ending December 31, 2004, all as more fully set forth in the accompanying Proxy Statement.

[X] Please mark votes as in this example.

(1)	Re-election as directors of the Company of D. Ellen Shuman, Paul W. Whetsell, and James R. Worms, to serve three-year terms expiring at the Annual Meeting in 2007	[_]	FOR ALL NOMINEES	[_]	WITHHOLD VOTE FOR ALL NOMINEES
	and until their successors are duly elected and qualify.	[_]	(To withhold voting for any individual nominee, mark here and strike through the name of such nominee to the left).

(2)	Re-election as a director of the Company of H. Cabot Lodge III to serve a two-year term expiring at the Annual Meeting in 2006 and until his successor is duly elected and qualifies.	[_]	FOR THE NOMINEE	[_]	WITHHOLD VOTE FOR NOMINEE

(3)	Ratification of the appointment of KPMG LLP as independent auditors for the Company for the fiscal year ending December 31, 2004.		FOR [_] AGAINST [_] ABSTAIN [_]

(4)	The transaction of any other business that may properly come before the meeting in the discretion of the proxy holder(s).

[_] CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, Administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation or other entity, please sign in full entity name by a duly authorized officer.
Dated: _________________________, 2004

(SIGNATURE)	(SIGNATURE)

     [_] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

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